                                                                     EXHIBIT 4.4












                            ADMINISTRATION AGREEMENT

                                     between


                    AEGIS ASSET BACKED SECURITIES CORPORATION
                          [         ] TRUST [         ]
                                     Issuer


                                       and


                              [                   ],
                                  Administrator





                              Dated as of [         ]







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                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Section 1.     Duties of the Administrator with Respect to the Note Depository Agreement, the
               Sale and Collection Agreement, the Indenture, the Trust Agreement and the
               Custodial Agreement...........................................................2

Section 2.     Records.......................................................................7

Section 3.     Compensation..................................................................8

Section 4.     Additional Information to be Furnished to the Issuer..........................8

Section 5.     Independence of the Administrator.............................................8

Section 6.     No Joint Venture..............................................................8

Section 7.     Other Activities of Administrator.............................................8

Section 8.     Term of Agreement; Resignation and Removal of Administrator...................8

Section 9.     Action upon Termination, Resignation or Removal of the Administrator..........10

Section 10.    Notices.......................................................................10

Section 11.    Amendments....................................................................10

Section 12.    Successors and Assigns........................................................11

Section 13.    Governing Law.................................................................11

Section 14.    Headings......................................................................11

Section 15.    Counterparts..................................................................11

Section 16.    Severability..................................................................11

Section 17.    Limitation of Liability of Owner Trustee......................................11

Section 18.    Limitation on Liability of the Administrator..................................12

Section 19.    Benefit of Agreement..........................................................12

Section 20.    Bankruptcy Matters............................................................12

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        This Administration Agreement (the "Agreement") is entered into as of
[       ], between Aegis Asset Backed Securities Corporation [       ], a
[Delaware] business trust (the "Issuer") and [        ], a [national banking
association], not in its individual capacity but as administrator (the "Administrator").

        Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture, the Trust Agreement, the Custodial Agreement or the Sale and Collection Agreement (each as defined herein).

                              W I T N E S S E T H:

        WHEREAS, the Issuer is a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.) created by a Deposit Trust Agreement
relating to the Trust, dated as of [       ] (the "Trust Agreement"), between
Aegis Asset Backed Securities Corporation, as depositor (in such capacity, the
"Depositor") and [       ], as owner trustee (the "Owner Trustee");

        WHEREAS, the Issuer will issue Notes and Certificates designated as
Aegis Asset Backed Securities Corporation [             ] Trust [            ],
Series [           ] (collectively, the "Securities");

        WHEREAS, the Notes will be secured by certain collateral, as more
particularly set forth in the Indenture, dated as of [      ] (the "Indenture"),
between the Issuer and [      ], as indenture trustee (in such capacity, the
"Indenture Trustee");

        WHEREAS, the Certificates will be issued pursuant to the Trust Agreement and will represent the undivided beneficial ownership interest in the Trust;

        WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (i) a Sale and Collection
Agreement, dated as of [      ] (as amended and supplemented from time to time,
the "Sale and Collection Agreement"), among the Issuer, the Depositor, in its
capacity as Seller, the Indenture Trustee and [        ], as Administrator, (ii)
the Note Depository Agreement (as defined in the Indenture), (iii) the Indenture, (iv) the Trust Agreement, and (v) the Custodial Agreement dated as of
[       ] (the "Custodial Agreement") among the Issuer, the Indenture Trustee,
the Servicer and [        ], as custodian (in such capacity the "Custodian")
(the Sale and Collection Agreement, the Note Depository Agreement, the Indenture, the Trust Agreement and the Custodial Agreement being hereinafter referred to collectively as the "Related Agreements");

        WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the beneficial ownership interest in the Issuer represented by the Certificates;

        WHEREAS, the Issuer desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request; and

        WHEREAS, the Administrator has the capacity to provide the respective services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        Section 1. Duties of the Administrator with Respect to the Note Depository Agreement, the Sale and Collection Agreement, the Indenture, the Trust Agreement and the Custodial Agreement.

        (a) The Administrator agrees to perform all of the duties of the Issuer under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder. The Administrator shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Administrator shall prepare for execution by the Owner Trustee or shall cause the preparation by the appropriate persons of all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare pursuant to the Indenture, and the Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (references are to sections of the Indenture):

                (i) the preparation of the Notes for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Notes (Sections [2.02, 2.03 and 2.04]);

                (ii) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section [2.03]);

                (iii) the preparation of an Issuer Order for authentication of the Notes and delivery of the same to the Indenture Trustee (Section [2.08]);

                (iv) the preparation of an Issuer Request required for the release of collateral and delivery of the same to the Indenture Trustee and the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of collateral (Section [2.09]);

                (v) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book entry system through the Clearing Agency (Section [2.12]);

                (vi)    the maintenance of an office in [                 ], for
        registration of transfer or exchange of Notes (Section [3.02]);

                (vii) the preparation of an Issuer Order required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee [and the Note Insurer] of such appointment and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section [3.03]);

                (viii) the preparation of an Issuer Order required to direct the Paying Agent to pay to the Indenture Trustee all sums held in trust by the Paying Agent (Section [3.03]);

                (ix) the provision to the Indenture Trustee of calculations pertaining to original issue discount, if any, on the Notes and, if applicable, the accrual of market discount or the amortization of premium on the Notes to the extent that the Administrator has received
        from [       ] sufficient information to calculate such amounts (Section
        [3.03]);

                (x) the preparation and execution of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section [3.05] of the Indenture, necessary to protect the Collateral (Section [3.05]);

                (xi) the annual delivery of Opinions of Counsel, in accordance with Section [3.06] of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section [3.09] of the Indenture, as to compliance with the Indenture (Sections [3.06 and 3.09]);

                (xii) the monitoring of the Issuer's compliance with its negative covenants (Section [3.08]);

                (xiii) upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee [the Note Insurer] and the Rating Agencies of each Event of Default under the Indenture (Section [5.01]);

                (xiv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture (Section [4.01]);

                (xv) the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections [4.01 and 11.01]);

                (xvi) the compliance with any directive of the Indenture Trustee with respect to the preparation of documents in connection with the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing under the Indenture (Section [5.04]);

                (xvii) the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing under the Indenture (Section [5.05]);

                (xviii) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section [7.01]);

                (xix) the preparation and filing of all documents and reports by the Issuer as required under the Exchange Act, the Rules and Regulations of the Commission and the TIA (Section [7.03]);

                (xx) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral, as defined in the Indenture (Sections [8.05 and 8.06]);

                (xxi) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, the mailing to the Noteholders of notices with respect to their consent to such supplemental indentures (Sections [9.01, 9.02 and 9.03]);

                (xxii) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to any proposed amendment of the Trust Agreement or amendment to or waiver of any provision of any other document relating to the Trust Agreement (Section [9.07]);

                (xxiii) the notification of the Rating Agencies [and the Note Insurer] of a redemption of the Notes (Section [10.01]);

                (xxiv) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section [11.04]); and

                (xxv) any other duties expressly required to be performed by the Administrator under the Indenture.

        (b) The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Sale and Collection Agreement, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder. The Administrator shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Sale and Collection Agreement. The Administrator shall prepare for execution by the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Sale and Collection Agreement, except as otherwise provided herein.

        (c) The Administrator shall perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken with respect to the Trust under the Code, including the duties and actions of the Owner Trustee under Section [5.05] of the Trust Agreement. The Administrator shall prepare for signature by the Owner Trustee and, upon obtaining such signature, shall file or cause to be filed with the Internal Revenue

Service federal tax or information returns with respect to the Trust and the Securities containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby; provided, however, that the Administrator shall not be required to compute the Issuer's gross income; and PROVIDED, FURTHER, that the Administrator shall not be required to prepare and file partnership tax returns on behalf of the Issuer unless it receives an opinion of counsel (which shall not be at the Administrator's expense, but shall be at the expense of the Seller or other party furnishing such opinion) as to the necessity of such filings. The Owner Trustee shall sign all tax information returns filed pursuant to this Section.

        (d) The Administrator shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including the Internal Revenue Service's Form 1041 prepared for a grantor trust signed by the Owner Trustee, and including any other reports that must be filed with the Securityholders. Furthermore, the Administrator shall report to Holders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Administrator by the Seller with respect to such allocation of expenses. Absent specific instructions, the Administrator shall allocate expenses to Holders based on the right of each Holder to gross stated interest on the Mortgage Loans. The Administrator shall collect any forms or reports from the Holders determined by the Seller to be required under applicable federal, state and local tax laws.

        (e) Unless required otherwise by provisions of the Internal Revenue Code or interpretations thereof, the Administrator shall treat the Trust as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

        (f) The Administrator hereby accepts its appointment under Section [3.05] of the Trust Agreement as Certificate Registrar and its appointment under Section [3.10] of the Trust Agreement as Paying Agent. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Trust Agreement, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder. The Administrator shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Trust Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, tax returns, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Trust Agreement and shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Trust Agreement, as required with respect to the following matters under the Trust Agreement (references are to sections of the Trust Agreement):

                (i) the preparation of Definitive Certificates in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Owner Trustee of termination of the book-entry system through the Clearing Agency (Section [3.13]);

                (ii) the preparation of Certificates for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Certificates and delivery thereof (Sections [3.02, 3.05, and 3.06]);

                (iii) the duty to furnish a list of Certificateholders of record (Section [3.08]);

                (iv)    the maintenance of an office in [        ], for
        registration of transfer or exchange of Certificates (Section [3.09]);

                (v) the duty to cause newly appointed Paying Agents, if any, to deliver the instrument specified in the Trust Agreement regarding funds held in the Certificate Distribution Account (Section [3.10]);

                (vi) the delivery to the Owners of any documents furnished to the Owner Trustee under the Related Agreements (Section [7.02]);

                (vii) the duties required to be performed by the Administrator in connection with the resignation or removal of the Owner Trustee (Section [10.02]);

                (viii) any other duties expressly required to be performed by the Administrator under the Trust Agreement; and

                (ix) the delivery to any Certificateholder and any prospective transferee designated by any such Certificateholder of information necessary to satisfy the condition of eligibility set forth in Rule 144A under the Securities Act for transfer of any Certificate (Section [3.04(b)]).

        (g) The Administrator, to the extent of the Custodian's obligation to do so pursuant to the Custodial Agreement, shall prepare for filing by the Custodian or shall cause the preparation by other appropriate persons of any federal and state income tax returns and information statements required to be prepared and filed by the Custodian on behalf of the custodial arrangement as a grantor trust, in compliance with the method of reporting required by Treasury Regulation 1.67-4.

        (h) In addition to the duties of the Administrator set forth above, the Administrator, to the extent of the Issuer's obligation to do so, shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee or the Custodian shall take all appropriate action that it is the duty of the Issuer or the Custodian to take pursuant to the Related Agreements. Subject to Section 4 of this Agreement, and in accordance with the directions of the Owner Trustee [or the Note Insurer], the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee [or the Note Insurer] and are reasonably within the capability of the Administrator. The Administrator shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities.

        With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be obligated to take any action, and in any event shall not take any action, unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee [and the Note Insurer] of the proposed action and the Owner Trustee [and the Note Insurer] shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation, (A) the amendment of or any supplement to any of the Related Documents; (B) the initiation of any claim or lawsuit by the Issuer, the Owner Trustee or the Custodian and the compromise of any action, claim or lawsuit brought by or against the Issuer, the Owner Trustee or the Custodian; (C) any involvement in any lawsuit or other legal action against the Indenture Trustee or the Servicer, including without limitation, consenting to the settlement of any third party claim by the Indenture Trustee; (D) the removal of the Indenture Trustee or the appointment of a successor Indenture Trustee pursuant to the Indenture; (E) the appointment of a successor Servicer pursuant to the Servicing Agreement; (F) the removal of the Owner Trustee; and (G) any action that the Issuer or the Owner Trustee is entitled but not obligated to take under the Related Documents, provided that, notwithstanding the foregoing, the Administrator may with the consent of the Owner Trustee [and the Note Insurer] take any action with respect to non-ministerial matters that the Administrator, in its good faith judgment, deems to be in the best interests of the Issuer.

        Notwithstanding anything to the contrary in this Agreement, (A) the Administrator, in its individual capacity, shall not be responsible for any payment obligation of the Issuer or the Owner Trustee and (B) the Administrator shall not be obligated to, and shall not, take any action that the Owner Trustee directs the Administrator not to take on its behalf or on behalf of the Issuer.

        (i) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section [5.02(c)] of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

        (j) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section [5.05(a),
(b), (c) and (d)] of the Trust Agreement with respect to, among other things, accounting and reports to Owners; PROVIDED, HOWEVER, that the Owner Trustee shall retain responsibility for the distribution (with the Depositor's cooperation) of any information necessary to enable each Owner to prepare its federal and state income tax returns.

        Section 2. Records.

        The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer or the Indenture Trustee at any time after reasonable notice during normal business hours.

        Section 3. Compensation.

        The Administrator will perform the duties and provide the services called for under Section 1 above without any separate compensation therefor for
so long as the Agency Agreement dated as of [    ] between the Administrator and
the Indenture Trustee remains in effect, and thereafter for such compensation as shall be agreed upon between the Administrator and the Owner Trustee. The Administrator shall perform any other services as may be agreed between the Administrator and the Owner Trustee for such compensation as may be agreed between the Administrator and the Owner Trustee. The Administrator agrees to perform all its duties under this Agreement regardless of any non-payment of fees or expenses by the Owner Trustee.

        Section 4. Additional Information to be Furnished to the Issuer.

        The Administrator shall furnish to the Issuer from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

        Section 5. Independence of the Administrator.

        For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, as applicable, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

        Section 6. No Joint Venture.

        Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

        Section 7. Other Activities of Administrator.

        Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

        Section 8. Term of Agreement; Resignation and Removal of Administrator.

        (a) This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

        (b) Subject to Section 8(e) hereof, the Administrator may resign its duties hereunder by providing the Issuer [and the Note Insurer] with at least 60 days' prior written notice.

        (c) Subject to Section 8(e) hereof, the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice [with a copy to the Note Insurer].

        (d) Subject to Section 8(e) hereof, the Issuer may remove the Administrator immediately upon written notice of termination to the Administrator if any of the following events shall occur:

                (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within 10 days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Custodian, as applicable);

                (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Administrator's affairs; or

                (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

        The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Note Insurer and the Indenture Trustee within seven days after the occurrence of such event.

        (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until [(i) a successor Administrator reasonably acceptable to the Note Insurer shall have been appointed by the Issuer and (ii)] such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

        (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

        Section 9. Action upon Termination, Resignation or Removal of the Administrator.

        Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) hereof or the resignation or removal of the Administrator pursuant to Section 8(b) or (c) hereof, respectively, the Administrator shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

        Section 10. Notices.

        Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

        (a)     if to the Issuer, to:

                Aegis Asset Backed Securities Corporation [    ] Trust [       ]

        (b)     if to the Administrator, to:

        (c)     [if to the Note Insurer, to:]

or to such other address as any party shall have provided to the other party in writing. All notices required hereunder shall be deemed given when delivered to the address of such party as provided above.

        Section 11. Amendments.

        This Agreement may be amended from time to time by the Issuer, [the Note Insurer] and the Administrator without the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or to conform the provisions hereof to those of the Offering Document or the Related Documents, (iii) to obtain a rating for a Class of Securities from a nationally recognized statistical rating organization, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement; PROVIDED, HOWEVER, that no such amendment effected pursuant to clause (iv) of this paragraph shall adversely affect in any material respect the interests of any Holder not consenting thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Issuer may require an Opinion of Counsel (in the case of clauses (i) and (ii), at the expense of the Issuer, and otherwise at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder of Securities that are rated by either Rating Agency if the Issuer receives written confirmation from such Rating Agency that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating assigned to such Class of rated Securities.

        Section 12. Successors and Assigns.

        This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Owner Trustee, [the Note Insurer] and the Rating Agency Condition in respect thereof has been satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

        Section 13. Governing Law.

        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 14. Headings.

        The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

        Section 15. Counterparts.

        This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

        Section 16. Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 17. Limitation of Liability of Owner Trustee.

        Notwithstanding anything contained herein to the contrary, this
Agreement has been countersigned by [       ] not in its individual capacity but
solely in its capacity as Owner Trustee of the Issuer and in no event shall
[        ] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles [Six, Seven and Eight] of the Trust Agreement.

        Section 18. Limitation on Liability of the Administrator.

        The Administrator shall have no duties or obligations other than those specifically set forth herein, and no further duties or obligations shall arise by implication or otherwise. None of the Administrator or any director, officer, employee or agent of the Administrator shall be under any liability for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Administrator against any liability which would otherwise be imposed by reason of the Administrator's willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Administrator shall be under no duty to inquire into or investigate the validity, accuracy or content of such document, except in any circumstance in which the Issuer would otherwise be required to make such inquiry or investigation. No provision of this Agreement shall require the Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it. [Aegis Asset Backed Securities Corporation] shall indemnify the Administrator for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Administrator has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Administrator.

        Section 19. [Benefit of Agreement.

        It is expressly agreed that in performing its duties under this Agreement, the Administrator will act for the benefit of the Note Insurer, the holders of the Securities as well as for the benefit of the Trust, and that such obligations on the part of the Administrator shall be enforceable at the instance of the Indenture Trustee and the Trust. The parties hereto acknowledge that the Note Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it as if it were actually a party hereto.]

        Section 20. Bankruptcy Matters.

        No party to this Agreement shall take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief of the Trust as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Trust; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, or cause the Trust to make any general assignment for the benefit of creditors of the Trust, or take any action in furtherance of any of the above actions.

        IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.


                                     AEGIS ASSET BACKED SECURITIES
                                     CORPORATION [   ] Trust [      ], as Issuer

                                     By:  [                    ], not in its
                                          individual capacity but solely as
                                          Owner Trustee



                                     By: ___________________________________
                                          Name:
                                          Title:



                                     [                    ],
                                     as Administrator



                                     By: __________________________________
                                          Name:
                                          Title:



Acknowledged and Agreed to:

[                         ]


 By: __________________________________
      Name:
      Title:



 By: __________________________________
      Name:
      Title: